Exhibit A

Amended as of April 30, 2019

Fund	Percent of Net Assets	Term
Catalyst Small-Cap Insider Buying Fund	Class A – 1.78% Class C – 2.53% Class I – 1.53% Class T – 1.78%	10/31/19
Catalyst Insider Buying Fund	Class A - 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/19
Catalyst/SMH High Income Fund	Class A – 1.48% Class C – 2.23% Class I – 1.23% Class T – 1.48%	10/31/19
Catalyst/SMH Total Return Income Fund	Class A – 1.58% Class C – 2.33% Class I – 1.33% Class T – 1.58%	10/31/19
Catalyst Growth of Income Fund	Class A – 1.38% Class C – 2.13% Class I – 1.13% Class T – 1.38%	10/31/20
Catalyst/MAP Global Balanced Fund	Class A – 1.22% Class C – 1.97% Class I – 0.97% Class T – 1.22%	10/31/19
Catalyst/MAP Global Equity Fund	Class A – 1.21% Class C – 1.96% Class I – 0.96% Class T – 1.21%	10/31/19
Catalyst Dynamic Alpha Fund	Class A – 1.38% Class C – 2.13% Class I – 1.13% Class T – 1.38%	10/31/19
Catalyst/Lyons Tactical Allocation Fund	Class A – 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/19
Catalyst/Exceed Defined Risk Fund	Class A – 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/20

Catalyst/Exceed Defined Shield Fund	Class A – 1.48% Class C – 2.23% Class I – 1.23% Class T – 1.48%	10/31/20
Catalyst/CIFC Floating Rate Income Fund	Class A – 1.15% Class C – 1.90% Class I – 0.90% Class T – 1.15%	3/31/20
Catalyst Buyback Strategy Fund	Class A – 1.53% Class C – 2.28% Class I – 1.28% Class T – 1.53%	10/31/19
Catalyst Insider Income Fund	Class A – 1.00% Class C – 1.75% Class I – 0.75% Class T – 1.00%	10/31/19
Catalyst Systematic Alpha Fund	Class A – 2.02% Class C – 2.77% Class I – 1.77% Class T – 2.02%	10/31/19
Catalyst/Stone Beach Income Opportunity Fund	Class A – 1.58% Class C – 2.33% Class I – 1.33% Class T – 1.58%	10/31/19
Catalyst MLP & Infrastructure Fund	Class A – 1.68% Class C – 2.43% Class I – 1.43% Class T – 1.68%	10/31/19
Catalyst Multi-Strategy Fund	Class A – 2.27% Class C – 3.02% Class I – 2.02% Class T – 2.27%	10/31/19
Catalyst IPOX Allocation Fund	Class A – 2.02% Class C – 2.77% Class I – 1.77% Class T – 2.02%	10/31/19
Catalyst Hedged Commodity Strategy Fund	Class A – 2.27% Class C – 3.02% Class I – 2.02% Class T – 2.27%	10/31/19
Catalyst Enhanced Income Strategy Fund	Class A – 1.75% Class C – 2.50% Class I – 1.50%	10/31/20

Very truly yours, CATALYST CAPITAL ADVISORS LLC By: /s/ Jerry Szilagyi Name: Jerry Szilagyi Title: Managing Member

The foregoing Agreement is hereby accepted.

MUTUAL FUND SERIES TRUST By: /s/ Tobias Caldwell Name: Tobias Caldwell Title: Trustee